Exhibit 10.05

               [Essential Innovations Technology Corp. letterhead]

                                 January 1,2003

                              Official Term Sheet

     Between:     Mr. Ken Telford, and
                  Essential Innovations Technology Corp. ("EITC", "EI Tech")

     To:          Mr. Ken Telford

     From:        Mr. Jason McDiarmid, President/CEO
                  Essential Innovations Technology Corp. ("EITC", "EI Tech")

     Re:          Position of Chief Financial Officer with EITC

This Term Sheet is to serve as a binding agreement between parties in lieu of an Official Job Description and Contract to follow after completion of the current audit and pursuant SB-2 Registration Statement filing. This document is to provide absolute clarity as to the terms of the working relationship that will officially appoint Mr. Ken Telford as the Chief Financial Officer (CFO) of Essential Innovations Technology Corp.

General Responsibilities will include but not be limited to:

         o        Position of CFO and corporate secretary for EI Tech (USA)
         o Responsible for oversight and consolidation for the EI Tech and all the EI Tech subsidiaries in relation to:
         o        Accounting and finance
         o        Administration
         o        Human resources
         o        Legal
         o Direct representation to the EITC auditors during audit period and otherwise
         o Preparing and maintaining Corporate Documentation for audit period and otherwise
         o Responsible to maintain all necessary SEC an/or other provincial, state or federal filings
         o        Member of EI executive committee
         o        Assist in the raising of financing / equity
         o Responsible for development of Asia / Pacific / Australian markets for the EI products (not including medical)
         o        Corporate structuring

The Initial period and term for the agreement is recognized to be 9 months from an effective date of January 1, 2003

It has been agreed between Ken Telford and EITC to a fee schedule as follows:

Fees are to be accrued at the monthly rate of $6,500 for the three (3) months from January to March 2003, and then $7,500/month for the six (6) months from April to September 2003,

It is additionally understood and agreed between EITC and Ken Telford that as part of and included in the agreed upon monthly fee schedule to Ken Telford above, is the services of Vickie Lam, her proposed monthly fee of $1250 USD and her understood general schedule of duties as follows:

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         i)       Ensuring that corporate records / filings, minutes, etc (as much as can be handled from HK) are current
         ii) Liaise with distributors, etc in order to assist in getting the SOTA medical devices into the field
         iii) Liaise with potential JV partners, users of geothermal products in Asia
         iv)      Correspondence with potential investors
         v)       Assistance with some bookkeeping
         vi)      Sending out promotional material
         vii)     Arranging meetings, shows, etc in Asia
         viii)    Some marketing activities
         ix)      Assist KT in carrying out EI activities

EITC further agrees that is will issue to Ken Telford, 150,000 on his signing and acceptance to the terms of the agreement and additionally at the end of the
(9) nine months a new agreement is being entered into, 150,000 more shares will be issued to Ken Telford in his name.

Ken Telford will be granted an option agreement for 450,000 shares - i) 225,000 vesting immediately upon signing, the options split in half for pricing purposes (112,500 @ $0.50, 112,500 @ $1.00), exercisable until July 1, 2010; ii) 225,000 vesting upon entering into a new agreement at end of the 9 month term, the options again split in half for pricing purposes (112,500 @ $0.50, 112,500 @ $1.00), exercisable until January 31, 2011- All of the options granted are to include anti-dilution provisions for any share consolidation.

As another stipulation to the Term Sheet, EI Tech also has agreed to issue Ms. Vickie Lam, 25,000 common shares and 25,000 options @ $0.50/shares, exercisable until July 1,2010 on signing.

It is understood between EI Tech and Ken Telford that EI Tech is filing an SB-2 registration statement with the SEC in the near future. EI Tech agrees to register a portion of Ken Telford's initial 150,000 shares (60,000 shares) to be sold in the SB-2 and additionally agrees to register a portion of Vickie Lam's initial 25,000 shares (10,000 shares) to be sold in the SB-2.

Relating to other incentives being granted to Ken Telford from EITC, the following terms will also apply:

Commissions paid on sales:          5% of Total Sales induced by Mr. Ken Telford

Commissions paid on fund-raising:   15% paid out on any fund-raising directly a
o        10 - 12.5% to his contacts result of Mr. Ken Telford and/or his
o        2.5-5 % to Mr. Ken Telford contacts

It has been agreed between EITC and Ken Telford that this is a very fair and amiable Term Sheet.

To highlight, this Term Sheet is in lieu of an official contract and job description, and serves to provide a general position description and task overview and will serve as the binding and legal terms agreed upon between EITC and Ken Telford as to the duration and remuneration schedule for the CFO position of EITC that Ken Telford has accepted.

This Term Sheet is signed and agreed to by the principal parties to the agreement as is shown by the dates and signatures below:

/s/ Jason McDiarmid                                           Feb. 21, 2003
---------------------------------------                     --------------------
Mr. Jason McDiarmid                                           Date of Execution
President/CEO
Essential Innovations Technology Corp.

/s/ Ken Telford                                               Feb. 21, 2003
---------------------------------------                     --------------------
Mr. Ken Telford                                               Date of Execution
CFO
Essential Innovations Technology Corp.